EXHIBIT 1
to
SCHEDULE 13G

JOINT ACQUISITION STATEMENT
PURSUANT TO SECTION 240.13d-1(k)

The undersigned acknowledge and agree that the foregoing statement on Schedule 13G is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13G shall be filed on behalf of each of the undersigned without the necessity of filing additional joint acquisition statements.  The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him, her or it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the other entities or persons, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

Dated:  August 19, 2025

GREYWOLF ADVISORS LLC
On its own behalf
And as the General Partner of
GREYWOLF OPPORTUNITIES MASTER FUND II LP

By: /s/ Jonathan Savitz
Name: Jonathan Savitz
Title: Senior Managing Member

GREYWOLF GP LLC
On its own behalf
And as the General Partner of
GREYWOLF CAPITAL MANAGEMENT LP

By: /s/ Jonathan Savitz
Name: Jonathan Savitz
Title: Managing Member

By: /s/ Jonathan Savitz
Name: Jonathan Savitz